EXHIBIT 2
                                                                       ---------


                                   ASSIGNMENT


         THIS ASSIGNMENT dated as of December 23, 2004, is executed and delivered by NF Partners, LLC, a Delaware limited liability company, Ravitch Rice & Company LLC, a New York limited liability company, Andrew H. Tisch and Robyn Samuels, residents of the State of New York, and Barry L. Bloom and Thomas
M. Steinberg, residents of the State of New Jersey (each, an "Assignor", and collectively, the "Assignors") in favor of Lavin Holdings, LLC, a New Jersey limited liability company (the "Assignee").

         Each Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of such Assignor's right, title and interest in and to that certain Registration Rights Agreement dated as of June 15, 1998 between NoFire Technologies, Inc., a Delaware corporation ("NoFire"), Assignors and certain others, as amended by an Amendment to Registration Rights Agreement dated as of January 7, 2000.

         This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         IN WITNESS WHEREOF, Assignors and Assignee have caused this instrument to be duly executed as of the date first above written.



ASSIGNEE:                                   ASSIGNORS:

LAVIN HOLDINGS, LLC                         NF PARTNERS, LLC


By: /s/ James F. Lavin                      By: /s/ Andrew H. Tisch
    ------------------------                    ------------------------
    Name:  James F. Lavin                       Name:  Andrew H. Tisch
    Title:  Manager                             Title:  Manager

                                            RAVITCH RICE & COMPANY LLC


                                            By: /s/ Donald S. Rice
                                                ------------------------
                                                Name:  Donald S. Rice
                                                Title:  Managing Director

                                                /s/ Andrew H. Tisch
                                                ------------------------
                                                Andrew H. Tisch


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                                            /s/ Robyn Samuels
                                            ------------------------
                                            Robyn Samuels


                                            /s/ Barry L. Bloom
                                            ------------------------
                                            Barry L. Bloom


                                            /s/ Thomas M. Steinberg
                                            ------------------------
                                            Thomas M. Steinberg